                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bank of New York Company, Inc. on Form S-3 of our report dated February 26, 1996, appearing in the Annual Report on Form 10-K of The Bank of New York Company, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 30, 1998